EXHIBIT 99.1

$25 MILLION INFUSION BY SOLARWINDOW CHAIRMAN DRIVES
MULTI-MILLION DOLLAR EQUIPMENT ORDER & EXPANSION

Scottsdale, AZ – March 26th 2019 – SolarWindow Technologies, Inc. (OTC: WNDW; www.solarwindow.com), developer of transparent liquid coatings that convert passive windows into electricity-generating windows, is pleased to announce that the company has ordered high-volume manufacturing equipment and is growing its technical and production teams in this important shareholder update from SolarWindow’s Chairman:

March 26th, 2019

Dear Valued Shareholders:

I write to you today, not only as the Chairman of SolarWindow Technologies, but also as a fellow shareholder and a long-term supporter.

As a private owner of commercial real estate in the United States and Canada, I know first-hand the impact that electricity-generating windows could have, especially those that could cut electricity cost by up to 50%, according to our independently-validated engineering modeling.

Less than 4 months ago, my family office invested almost $25 million into SolarWindow, allowing the company to move forward on its long-held commitment of introducing a brand-new form of electrification – the SolarWindow™ - and turning entire buildings into vertical power generators.

Since making my investment:

•	I have traveled across the country multiple times, and even reached out across the globe, to speak with numerous glass professionals, building owners, developers and other industry participants, many of whom are eager for our commercial launch;

•	Mr. Bob Levine joined the Board of SolarWindow. Bob is my long-time friend, mentor, and the co-founder of the one of the fastest growing real estate companies in the world;

•	I toured our nearly 100,000 square foot manufacturing-partner plant and left impressed by the depth of glass production know-how and decades of experience we enjoy through this partnership;

•	The Board of Directors approved 7-figure purchase orders in February for specialized high-output manufacturing equipment, selected after exhaustive testing, design, performance evaluations, and engineering; and

•	Only weeks ago, we hired additional key team members and retained advisors to grow our production team, and are adding even more by year-end.

1

We’re driving our production plans, hard. Stay tuned as we announce even more important steps that push our manufacturing of SolarWindow™ electricity-generating glass products at commercial scale.

With ample funds on hand and plenty of opportunity before us, these are certainly exciting times for all our valued shareholders and all of us here at SolarWindow.

Without a doubt, we have set ambitious goals. I am sure we will have to deal with and overcome our fair share of challenges typical of any enterprise striving as we are. You can read about these potential risks in our various regulatory filings.

These risks and challenges aside, the economic, environmental, and humanitarian benefits of electricity-generating windows are just too compelling pass up.

This is why I have invested so much of my own personal money into SolarWindow, as have many of you, my fellow stockholders, who also believe in the future of our promising technology.

According to the U.S. Department of Energy, energy from the sun is so plentiful that every week it produces 1,000 times the energy that oil, natural gas and coal does in a full year—combined.

Our energy needs can in fact be easily met with just 1/10,000th of the estimated 173,000 terawatts of solar energy that strikes the Earth continuously. The SolarWindow™ was conceived to efficiently harness a fraction of this endless amount of free energy.

The idea of creating an electricity-generating window took 10 years of hard, dedicated and focused work to overcome many early challenges and disappointments. Your continued confidence in us has motivated us to accomplish what was to many seemingly impossible: turning an ordinary piece of glass into an electricity-generating window.

Bolstered by the patient support of our shareholders and the resolve of our technology teams, we have shattered long-held scientific myths and filed more than 90 U.S. and international patents and trademarks. What started out as just a concept is now on in its way to becoming an industry-disrupting technology.

SolarWindow Chairman, Harmel Rayat, invested $25 million to drive manufacturing of electricity-generating window.

2

Along with many first-ever breakthroughs and discoveries by John Conklin, our President & CEO, and our collaborating team of engineers and scientists, SolarWindow has won awards, presented to members of Congress and covered by many in the media, including by CNBC, the Wall Street Journal, Engineering.com, Fast Company, Voice of America, Scientific American, National Geographic and CCTV (http://www.solarwindow.com/2017/06/watch-technology-cctv/).

The concept of electricity-generating windows is so exciting that whenever I meet with fellow building owners or real estate developers and talk about how entire buildings could become vertical power generators, I see expressions of excitement, enthusiasm, and jubilation.

It’s amazing to watch their faces as they start learning about our plans for retrofitting existing buildings and how easily the energy can be directed into the electrical systems.

When I mention a 1-year modeled financial payback for commercial buildings, their eyes light up and you can almost feel their hearts beat faster as they start talking about how to apply this technology to their existing and upcoming projects.

According to independently-validated engineering estimates, a single SolarWindow™ installation on a 50-story building, for example, could reduce electricity costs by as much as 50% per year, avoiding the equivalent amount of carbon dioxide produced by 2.2 million vehicles each year.

This is one of the main reasons why SolarWindow is initially targeting the estimated 5.6 million commercial buildings in the U.S. market, which alone consume almost $150 billion in electricity annually. Imagine this electricity bill cut in half.

Frankly, I can’t think of any commercial landlord, being one myself, not wanting electricity-generating windows, which I personally believe could be transformational, not only for building owners and the energy industry, but also for the environment.

Since almost 65% of the electricity in the U.S. is generated by fossil fuels, reducing the burning of these fuels could help mitigate their impact on global warming and climate change, which a recent report mandated by U.S. Congress says is “an immediate threat, not a far-off possibility.”

We believe that our SolarWindow™ products are part of the solution, and we find tremendous energy in the opportunities and challenges that lie ahead.

We also recognize that the introduction and mass adoption of electricity-generating windows will be no small or easy task. I fully expect us to make mistakes along the way because our ambitions are, well, ambitious!

We are comforted by the strength of our almost 15,000 shareholders and a growing number of industry glass professionals, building owners and developers; and we look forward to sharing updates and news with all our supporters as we continue to make progress.

3

If you’re not on our email list to receive late-breaking news and updates, please sign up by either clicking here (http://www.solarwindow.com/join-our-email-list) or calling my office directly at 800-213-0689. Of course, you can also follow us on Twitter @solartechwindow, Facebook or LinkedIn.

Finally, and on behalf of the entire team at SolarWindow, I would like to personally thank you for your continued support and belief in our mission to turn entire buildings into vertical power generators with our brand-new form of electrification — the SolarWindow™.

Very truly yours,

SOLARWINDOW TECHNOLOGIES, INC.

Harmel S. Rayat

Chairman

About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. (Symbol: WNDW; www.solarwindow.com) creates transparent electricity-generating liquid coatings. When applied to glass or plastics, these coatings convert passive windows into electricity-generating windows, which produce power under natural, artificial, low, shaded, and even reflected light conditions.

Targeting the estimated 5.6 million U.S. commercial buildings, which consume almost $150 billion in electricity annually, the company’s transparent electricity-generating windows could reduce energy costs by up to 50% and achieve a one-year financial payback for building owners, the industry’s fastest financial return, according to independently-validated company power and financial modeling.

Power and Financial Model Disclaimer

The company’s Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations, which are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degrees building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

For additional information, please call Harmel S. Rayat at 800-213-0689 or visit: http://www.solarwindow.com/.

To receive future press releases via email, please visit: http://www.solarwindow.com/join-our-email-list/.

Follow us on Twitter @solartechwindow, or follow us on Facebook.

To view the full HTML text of this release, please visit: http://www.solarwindow.com/corporate/news-events/.

Media Contact: media@solarwindow.com

4

Social Media Disclaimer

SolarWindow investors and others should note that we announce material information to the public about the company through a variety of means, including our website (http://www.solarwindow.com/investors), through press releases, SEC filings, public conference calls, via our corporate Twitter account (@solartechwindow), Facebook page (http://www.facebook.com/SolarWindowTechnologies) and LinkedIn page (http://www.linkedin.com/company/solar-window-technology/) in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “Company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving SolarWindow, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

5